Email Blast to FRs

4/25/05

Closing of Fund XIV

Dear Financial Representative:

We would like to inform you that Wells Real Estate Fund XIV, L.P. will close to new investments. It is important to note that all subscription documents, additional forms as appropriate, and checks must be dated on or prior to April 30, 2005. No selling activity is permitted after April 30, 2005.

Thank you for your support of the Wells limited partnership programs. Should you have any questions, please feel free to call your Wells Sales Associate at 800-448-1010.

Enthusiastically,

/s/ Stephen G. Franklin, Ph.D.

Stephen G. Franklin, Ph.D.

Chief of Sales and

New Business Development Officer